Annex F. Proforma Financial Statements for PreCom post-acquisiton of GroupNow

Proforma Financial Information

PreCom Technology, Inc. and GroupNow, Inc.

PreCom Technology, Inc. and GroupNow, Inc.

Proforma Financial Information

Contents

Financial Information

Unaudited Proforma Condensed Combined Balance Sheet as of March 31, 2001……………………………………………………2

Unaudited Proforma Condensed Combined Statement of Operations for the three months ended March 31, 2001……………………3

Unaudited Proforma Condensed Combined Statement of Operations for the year ended December 31, 2000…………………………4

Notes to Proforma Adjustments………………………………………………………………………………… ……………………5

PreCom Technology, Inc.
and GroupNow, Inc.
Unaudited Proforma Condensed Combined Balance Sheet

March 31, 2001

	Historical ………………	Acquisition of GroupNow ………………	Proforma Adjustments ………………	Proforma ………………
Assets
Current assets:
Cash and cash equivalents	$ -	$ 124,076	$ -	$ 124,076
Prepaid expenses and other current assets	- ………………	67,631 ………………	- ………………	67,631 ………………
Total current assets	-	191,707	-	191,707

Fixed assets, net of accumulated depreciation and amortization	-	100,595	-	100,595
Other assets	- ………………	40,000 ………………	- ………………	40,000 ………………
Total assets	$ - ……………… …………… …	$ 332,302 ……………… ………………	$ - ……………… ………………	$ 332,302 ……………… ………………
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 93,359	$ 51,625	$ (59,037)[A]	$ 85,947
Accrued payroll liabilities	………………	104,565 ………………	- ………………	104,565 ………………
Total current liabilities	93,359	156,190	(59,037)	190,512

Commitments

Stockholders' equity (deficit):
Common stock	2,121	6,850	9,453 [B]	9,559
			(6,850) [C]
			(2,015) [D]
Common stock subscribed	-	20	-	20
Preferred stock	-	-	-	-

Additional paid in capital	363,242	1,968,185	59,037 [A]	1,959,665
			(9,453) [B]
			6,850 [C]
			2,015 [D]
			(430,211) [E]
Accumulated Deficit	(458,722) ………………	(1,798,943) ………………	430,211 [E] ………………	(1,827,454) ………………
Total stockholders' equity (deficit)	(93,359) ………………	176,112 ………………	59,037 ………………	141,790 ………………
Total liabilities and stockholders' equity	$ - ……………… …………… …	$ 332,302 ……………… ………………	$ - ……………… …………… …	$ 332,302 ……………… ………………

See Notes to Proforma Adjustments

PreCom Technology, Inc.
and GroupNow, Inc.
Unaudited Proforma Condensed Combined Statment of Operations

For the three months ended March 31, 2001

	Historical ………………	Acquisition of GroupNow ………………	Proforma Adjustments ………………	Proforma ………………
Revenue	$ -	$ -	$ -	$ -

Operating Expenses:

Compensation and Benefits	-	280,231		280,231
Professional Fees	-	46,798		46,798
Rent	-	29,751		29,751
Development Costs	-	18,846		18,846
Depreciation and Amortization	-	8,788		8,788
General and Adminstrative	26,588 ………………	37,239 ………………	………………	63,827 ………………

Loss from operations	(26,588)	(421,653)		(448,241)

Other income
Interest income	- ………………	1,167 ………………	………………	1,167 ………………
Loss before income taxes	(26,588)	(420,486)		(447,074)

Income taxes	- ………………	- ………………	………………	- ………………
Net loss	$ (26,588) ……………… ………………	$ (420,486) ……………… ………………	……………… ………………	$ (447,074) ……………… ………………
Net loss per common share - basic and diluted	$(0.25) ……………… ………………	$(0.04) ……………… ………………	- ……………… … ……………	$(0.04) ……………… ………………
Weighted average number of common shares outstanding	106,042	9,455,215	-	10,361,257

See Notes to Proforma Adjustments

PreCom Technology, Inc.
and GroupNow, Inc.
Unaudited Proforma Condensed Combined Statment of Operations

For the year ended December 31,2000

	Historical ………………	Acquisition of GroupNow ………………	Proforma Adjustments ………………	Proforma ………………
Revenue	$ -	$ 392,827	$ -	$ 392,827

Operating Expenses:

Compensation and Benefits	-	738,833		738,833
Loss on Investment	-	322,431	-	322,431
Professional Fees	-	251,021		251,021
Rent	-	113,759		113,759
Development Costs	-	55,836		55,836
Depreciation and Amortization	-	18,812		18,812
General and Adminstrative	58,741 ………………	171,714 ………………	………………	230,455 ………………

Loss from operations	(58,741)	(1,279,579)		(1,338,320)

Other income:
Interest income	- ………………	28,132 ………………	………………	28,132 ………………

Loss before income taxes	(58,741)	(1,251,447)		(1,310,188)

Income taxes	- ………………	- ………………	………………	- ………………
Net Loss	$ (58,741) ……………… ………………	$ (1,251,447) ……………… ………………	……………… ………………	$ (1,310,188) ……………… ………………
Net loss per common share - Basic and diluted	$(0.60) ……………… ………………	$(0.14) ……………… ………………	- ……………… … ……………	$(0.13) ……………… ………………
Weighted average number of common shares outstanding	96,459	8,838,193	-	9,734,652

See Notes to ProForma Adjustments

PreCom Technology, Inc.
and GroupNow, Inc.
Notes to Proforma Adjustments Unaudited

[A] A PreCom payable to a related party of $59,037 is being forgiven as a part of this transaction.

[B] To record the acquisition of GroupNow through the issuance of 9,453,017 shares of PreCom common stock. The ownership interests of the former owners of GroupNow in the combined enteprise will be substantially greater than that of the ongoing shareholders of PreCom. Accordingly, the management of GroupNow will have operating control of the combined enterprise. Consequently, the acquisition is accounted for as a recapitalization of GroupNow wherein GroupNow purchased the assets of PreCom and accounted for the transaction as a Reverse Acquisition for accounting purposes. No goodwill is recorded as a result of this acquisition.

[C] To eliminate the common stock of GroupNow for consolidation.

[D] To record the 1-for-20 reverse common stock split resulting in 106,042 common shares outstanding prior to the Share Exchange.

[E] To eliminate the accumulated deficit of PreCom as of the date of the acquisition.